UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2007

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or other jurisdiction of incorporation)	0-23354 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore (Address of principal executive offices)	018989 (Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On September 27, 2007, Flextronics International Ltd. (“Flextronics”) and Solectron Corporation (“Solectron”) issued a joint press release announcing that Flextronics’s shareholders and Solectron’s stockholders had approved the completion of Flextronics’s proposed acquisition of Solectron. As previously announced and subject to customary closing conditions, Flextronics expects to complete its acquisition of Solectron on October 1, 2007. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
     On September 27, 2007, Flextronics and Solectron issued another joint press release announcing the preliminary results for the elections made by Solectron stockholders regarding the form of merger consideration they will receive in the pending acquisition of Solectron by Flextronics. Pursuant to the terms of the merger agreement, Solectron stockholders were entitled to elect to receive either 0.3450 of a Flextronics ordinary share or $3.89 in cash for each share of Solectron common stock, subject to proration due to minimum and maximum limits on the amount of stock consideration and cash consideration. The election deadline expired at 5:00 p.m., New York City time, on September 27, 2007. A copy of the press release announcing the preliminary election results is attached as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following exhibit is filed with this Report on Form 8-K:
Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 27, 2007, announcing approval of Solectron acquisition by Flextronics shareholders and Solectron stockholders.

99.2	Press release, dated September 27, 2007, announcing preliminary results for the elections made by Solectron stockholders regarding the form of merger consideration they will receive in the pending acquisition of Solectron by Flextronics

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: September 28, 2007	By:	/s/ Thomas J. Smach
		Name:	Thomas J. Smach
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated September 27, 2007, announcing approval of Solectron acquisition by Flextronics shareholders and Solectron stockholders.

99.2	Press release, dated September 27, 2007, announcing preliminary results for the elections made by Solectron stockholders regarding the form of merger consideration they will receive in the pending acquisition of Solectron by Flextronics